ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2013 Q2 Corporate Presentation

August 19, 2013 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ChinaNet Online

Index

- 2013 Q2 and Year-to-Date Results
- Business Operations Update
- 2013 Full Year Forecast and Future Initiatives

2013 Q2 and Year-to-Date Results

CHINANET ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year	December 31
Stock Price （as of market close on August 16, 2013）	$0.57
Shares Outstanding- common shares	22.23M
Market Capitalization （as of market close on August 16, 2013）	$12.67M
Management Ownership	35.5%
Revenue Q2 2013 (unaudited)	$8.89M
Net Income attributable to ChinaNet Online Holdings, Inc. Q2 2013 (unaudited)	$0.43 M
Weighted average common shares outstanding:(1)	22.20 M

(1) Weighted average share count will vary from quarter-to-quarter due to GAAP Treasury Method accounting for warrants and options outstanding. As of June 30, 2013, the Company had 2.4 M warrants outstanding with a weighted average exercise price of $3.52 and 0.94 M options outstanding with a weighted average exercise price of $1.42.

2013 Q2 Results (USD in thousands)

	2013Q2	2012Q2	Change%
Revenue	8,892	13,127	-32%
COGS	5,290	9,364	-44%
Gross Profit	3,602	3,763	-4%
Net Income	416	1,043	-60%
Net Income Attributable to ChinaNet Online	434	895	-52%

1. The decrease in revenue and cost of revenue is primarily due to the decrease in TV advertising revenue and the related cost of revenue;
2. Overall gross margin improved from 28.7% to 40.5%, resulted from decrease in low margin TV advertising revenue, which accounted for 28.0% of our total revenue of Q2 2013 as compared to 46.8% of Q2 2012;
3. For Q2 2013 and 2012, we provided approximately $0.53 million and $0.56 million of allowance for doubtful debts, respectively.

ChinaNet Online

2013 Q2 Results (USD in thousands)

	2013 Q2				2012 Q2			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	5.436	2,489	71	896	5,358	6,144	71	1,554
COGS	2,620	2,243	-	427	2,833	6,013	6	512
Gross Profit	2,816	246	71	469	2,525	131	65	1,042

Other key financial data:

1. Cash position: $6.8 million (including $3.4 million of term deposit);
2. Accounts receivable: $10.5 million after net of $3.7 million of bad debts provision.

The main financial focus in the second half year of 2013:
To reduce receivables and to increase accounts receivable turnover rate.

ChinaNet Online

2013 Year-to-Date Results (USD in thousands)

	2013 YTD	2012 YTD	Change%
Revenue	15,941	28,062	-43%
COGS	9,757	21,902	-55%
Gross Profit	6,184	6,160	+0.4%
Net Income	405	752	-46%
Net Income Attributable to ChinaNet-Online	464	529	-12%

1. The decrease in revenue and cost of revenue is primarily due to the decrease in TV advertising revenue and the related cost of revenue;
2. Overall gross margin improved from 22.0% to 38.8%, resulted from decrease in low margin TV advertising revenue, which accounted for 32.2% of our total revenue for the first half year of 2013 as compared to 58.8% for the same period in 2012;
3. For the first half year of 2013 and 2012, we provided approximately $0.79 million and $0.56 million of allowance for doubtful debts, respectively.

ChinaNet Online

2013 Year-to-Date Results (USD in thousands)

	2013 YTD				2012 YTD			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	9,247	5,127	140	1,427	9,703	16,513	142	1,704
COGS	4,264	4,743	-	750	4,925	16,357	12	608
Gross Profit	4,983	384	140	677	4,778	156	130	1,096

ChinaNet Online

Balance Sheet

	As of December 31,					As of June 30
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 $('000) (unaudited)
Cash and cash equivalents (including term deposit)	2,679	13,917	15,590	10,695	8,840	6,818
Accounts receivable, net	978	3,173	4,319	4,444	8,486	10,460
Other receivables, net	-	2,636	7,811	3,631	3,103	3,080
Prepayment and deposit to suppliers	4,072	4,111	3,325	15,360	14,596	14,636
Investment in and advance to equity investment affiliates	-	-	7,162	1,396	959	851
Property and equipment, net	678	1,355	2,010	1,902	1,636	1,417
Intangible assets, net	-	-	51	8,151	7,167	6,782
Goodwill	-	-	-	10,999	11,083	11,312
Total assets	8,813	25,764	41,996	57,282	56,918	57,689

ChinaNet Online

Balance Sheet

	As of December 31,					As of June 30
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000) (unaudited)
Total liabilities	5,423	14,631	6,285	9,728	12,073	11,590
Preferred stock and Common Stock	10	20	20	22	22	22
Additional paid-in capital	603	10,574	18,614	20,747	20,008	20,029
Statutory reserves	304	372	1,587	2,117	2,296	2,296
Retained earnings	2,370	50	14,630	16,688	19,505	19,969
Accumulated other comprehensive income	103	117	930	2,132	2,393	3,209
Noncontrolling interest	-	-	(70)	5,848	621	574
Total equity	3,390	11,133	35,711	47,554	44,845	46,099

ChinaNet Online

Cash Flows Statement

	Year ended December 31,					Six Months Ended June 30	
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000) (unaudited)	2012 US($('000) (unaudited)
Net cash provided by (used in) Operation Activities	821	4,617	11,582	(603)	5,028	(20)	1,092
Net cash provided by (used in) Investing Activities	(497)	(930)	(9,373)	(6,084)	(9,919)	(2,140)	(3,049)
Net cash provided by (used in) Financing Activities	1,981	7,544	(767)	1,482	(385)	-	(227)
Effect of exchange rates changes	57	7	231	310	64	69	61
Net Change in Cash & Cash Equivalents	2,362	11,238	1,673	(4,895)	(5,212)	(2,091)	(2,123)

ChinaNet Online

BUSINESS OPERATIONS UPDATE

CHINANET ONLINE HOLDINGS, INC.

2013 Q2 Business Operations Update

- ChinaNet participated in the 2013 Omni-Channel Retailing Conference, one of the premier retail industry events in Hong Kong, from June 4th to June 6th, 2013. The Company's Chief Operating Officer George Chu was a guest on the Senior Executives' Panel, discussing the future of online and mobile retailing.

- ChinaNet entered into a partnership agreement with China Business Journal on July 16, 2013 to launch a contest to identify and launch businesses with good growth potential. China Business Journal, a leading print publication with over 920,000 weekly subscribers and over 3 million online readers, will partner with ChinaNet, a leading online marketing and branding services company, to help drive innovation in China's burgeoning small business community.

- Wahaha Commercial Co., Ltd. ("Wahaha"), a real estate development company with plans to expand throughout key areas in China via shopping malls, supermarkets and hypermarket chains, brand discount stores, kids and convenience stores, engaged ChinaNet to help organize and host a franchise-related conference to help promote Wahaha's expansion plans. The conference, held from July 25th to July 28th, 2013 in Hangzhou, was attended by over 2,500 participants, including key political, business and community leaders and entrepreneurs.

Competitors and the Associated Websites- as of August 15, 2013

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com (2003)	64,800	550,800	8,489	116	8.5
	Liansuo.com (2011)	90,000	1,710,000	6,504	80	19
	Chuangye.com (2011)	3,000	7,800	216,268	1851	2.6
	Sooe.cn (2011)	15,600	20,280	40,149	80	1.3
Direct Competitor	78.cn	103,200	1,238,400	4,646	467	12
	3158.com	4,800	10,080	111,789	165	2.1
	Jiameng.com	270,000	2,052,000	2,742	274	7.6
	Jmw.com.cn	149,400	2,121,480	2,969	430	14.2
	51jam.com	6,600	46,200	36,840	95	7
Potential Competitor	Entrepreneur	786,000	1,493,400	1,942	933	1.9
	Alibaba (entrepreneur)	7,740,000	73,762,200	67	3643	9.53

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels.

ChinaNet Online

2013 Full Year Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

2013 Q3 Business Initiatives

"Discover Good Business in China"

ChinaNet has partnered with China Business Journal to launch a new contest to help identify and launch businesses with good potential for growth. This strategic partnership provides exposure for ChinaNet as well as potential customers for the Company's services.

The contest, named "Discover China's Good Projects," was launched in March 2013 through China Business Journal's print and online platforms. A committee comprised of industry experts and investment evaluation experts of judges chosen by ChinaNet and China Business Journal will evaluate each project based on its business potential. ChinaNet will provide a variety of services to companies that are selected, including business model analysis, brand building, sales channel building, and market analysis. The winning projects will win the honorary title of "discovered good project in China." So far, more than 50 projects have been selected, including Chow Tai Seng Jewelry, Didi Taxi and other well-known brands.

China Business Journal, in publication since 1985, is one of the most widely distributed Mandarin and English-language weekly print publications focused on business issues in Greater China. China Business Journal has over 920,000 weekly subscribers to its magazine and over 3 million of online readers.

2013 Q3 Business Initiatives

"Golden Touch App" – automatic APP creating platform for SMEs

Golden Touch APP is a technology portal which can allow customers to build up their own APP in a period of minutes.

Golden Touch APP targets to host 10,000 SMEs APP and their respective mobile sites for the customers on an annual fee basis. Now that the APP templates have covered most of the industries, such as food and beverage version, hotel version, service version and so on.

This service will be launched in September 2013.


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2013 Q3 Business Initiatives

"Potential strategic cooperation and development with 3rd-party Augmented Reality (AR) technology"

AR is a visual engagement system, combined with 3-party ground breaking performance based video marketing products, including Pay Per View and Pay Per Call video marketing, and with proprietary video press release system.

AR will be further extended into mobile sector, combined with existing internet platform, we will give our visitors a true O2O experience, enhancing the user experience and live presentation experience of SMEs.

We plan to set up a joint venture with the strategic partner in September 2013.





ChinaNet Online

2013 Q3 Business Initiatives

"Joint-Product Development with Baidu"- Omni-Channel Management Console



Video
ENP
News
Other
Q&A
Yellow-Page
Keyword
Micro-blog
Inform Verification & Release
Traffic Analysis & Review
Leads Converstion and Analysis
Sematic Moniitor and Analysis（Baidu REP)
Internet Influence（Baidu PR）
Cloud Database Management System

2013 Q3 Business Initiatives

Potential Acquisitions:

Potential Acquisition Categories	Categories description
Mobile Cloud Dealer Management System	Including dealer franchisees, tracking order payment case, and other functions
Mobile Cloud Sales Management Solution	The new generation of framework free POS management system on mobile, e.g. the IPAD as the POS front desk program, and combined with the cloud management system
Mobile Cloud Membership Bonus System	The cloud consumer bonus Member program, you can operate it cross-shop and cross-industry.
Mobile Cloud Ordering System Solution	Combined with smartphones, it can order everywhere and serve in the shop.

2013 Full Year Guidance

	2013 (Estimated)
Revenues	$36 million
Net Income*	$1.2 million

* Non-GAAP net income attributable to ChinaNet Online Holdings, Inc.

ChinaNet Online

Thank you

ChinaNet Online

connecting dreams for success